                                                                    Exhibit 21-A

                           Name of Subsidiary               State or Country of      % of Voting           # of
                                                               Incorporation       Securities Owned    Subsidiaries
                                                                                   by its Immediate   Owned Directly
                                                                                        Parent         or Indirectly
NORTH AMERICAN REGION
                   Tech Data Worldwide Partner, Inc.            Florida                100.000%               4
                   Tech Data International Finance             Delaware                100.000%               5
                   Holding, Inc.
                   Tech Data Latin America, Inc.                Florida                100.000%               2
                   Tech Data Product Management, Inc.           Florida                100.000%               1
                   Tech Data Education, Inc.                    Florida                100.000%               1
                   Tech Data Finance SPV, Inc.                 Delaware                100.000%               0
                   Tech Data Tennessee, Inc.                    Florida                100.000%               0
                   Tech Data Florida Services, Inc.             Florida                100.000%               0
                   Tech Data Currency Management, Inc.          Florida                100.000%               0
                   Tech Data Canada Inc.                    Ontario, Canada            100.000%               9

LATIN AMERICAN / CARRIBEAN REGION
                   Tech Data Argentina S.A.                    Argentina               100.000%               0
                   TD Brasil, Ltda.                             Brazil                 100.000%               0
                   Tech Data Chile S.A.                          Chile                 100.000%               0
                   Tech Data Peru S.A.C.                         Peru                  100.000%               0
                   Tech Data Uruguay S.A.                       Uruguay                100.000%               0

EUROPE / MIDDLE EAST REGION
                   Computer 2000 Immobiliew und Verw,           Austria                100.000%               1
                   GMbH
                   Computer 2000 Ges.m.b.H.                     Austria                100.000%               0
                   Tech Data N.V.                               Belgium                100.000%               1
                   Tech Data European Distribution              Belgium                100.000%               0
                   N.V.
                   Expert & Partner spol.s.r.o.             Czech Republic             100.000%               0
                   Tech Data Denmark A/S                        Denmark                100.000%               0
                   Tech Data Eesti A.S.                         Estland                100.000%               0
                   Tech Data Finland OY                         Finland                100.000%               0
                   Tech Data France Holding SAS                 France                 100.000%               2
                   Tech Data France SA                          France                 100.000%               1
                   Tech Data Germany AG                         Germany                 99.997%              45
                   Tech Data Germany Holding GmbH               Germany                100.000%               7
                   Tech Data Deutschland GmbH                   Germany                100.000%               5
                   Tech Data Information Technology             Germany                100.000%               0
                   GmbH
                   Tech Data Midrange GmbH                      Germany                100.000%               0
                   Axxam GmbH                                   Germany                100.000%               0
                   Tech Data Magyarorszag Kft.                  Hungary                100.000%               0
                   Tech Data Israel Ltd.                        Israel                 100.000%               0
                   Tech Data Italia S.p.A.                       Italy                 100.000%               0
                   Tech Data Latvia SIA                         Latvia                 100.000%               0
                   UAB Techdata Lietuva                        Lithuania               100.000%               0
                   Tech Data Espana S.A.                         Spain                 100.000%               5
                   Tech Data Polska SP.zoo.                     Poland                 100.000%               0
                   Computer 2000 Portuguesa Lda.               Portugal                100.000%               0
                   Micrograf S.A.                              Portugal                100.000%               0
                   Tech Data Nederland B.V.                   Netherlands              100.000%               2
                   Goldring Supplies B.V.                     Netherlands              100.000%               0


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

                                                        Exhibit 21-A (continued)

                           Name of Subsidiary               State or Country of      % of Voting           # of
                                                               Incorporation       Securities Owned    Subsidiaries
                                                                                   by its Immediate   Owned Directly
                                                                                        Parent         or Indirectly
EUROPE / MIDDLE EAST REGION - continued

                   Tech Data Norway AS                          Norway                 100.000%              0
                   Tech Data AB                                 Sweden                 100.000%              4
                   Tech Data (Schweiz) AG                     Switzerland              100.000%              0
                   TD International SARL                      Switzerland              100.000%              0
                   Tech Data FZ-LLC                           United Arab              100.000%              0
                                                               Emirates
                   Computer 2000 LLC Ver. Arab Emirate        United Arab              100.000%              0
                                                               Emirates
                   Computer 2000 Distribution Ltd.              England                100.000%              5




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